Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

LIFEMD, INC.

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(c)	1,284,892	(1)	$7.74	(2)	$9,945,064.08	(2)	$0.0001476	$1,467.89
	Total Offering Amounts							$9,945,064.08			$1,467.89
	Total Fee Offsets										$0.00
	Net Fee Due										$1,467.89

(1)	The securities are being registered solely in connection with the resale of shares of common stock (the “Common Stock”) of LifeMD Inc. by the selling stockholders named in this registration statement.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock on May 23, 2024, as reported on The Nasdaq Global Market.